THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




May 1, 2006





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	The High Yield Income Fund, Inc. (the "Fund")
File No.:  811-5296


Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month year period ended February 28, 2006. The Form N-SAR was filed electronically using the EDGAR System.


Very truly yours,



/s/Deborah A. Docs
Deborah A. Docs
Secretary

Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of May 2006.



THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Deborah A. Docs			  By:/s/Grace C. Torres
   Deborah A. Docs			  Grace C. Torres
   Secretary				  Treasurer and Principal
					  Financial and Accounting
						  Officer